    Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald J. Kruszewski and James M. Marischen, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her to execute in his or her name, place and stead (individually and in any capacity stated below) any and all amendments to this registration statement (including post-effective amendments), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings contemplated by this registration statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 14, 2023.

Signature	Title

/s/ Ronald J. Kruszewski	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)
Ronald J. Kruszewski

/s/ James M. Marischen	Chief Financial Officer (Principal Financial and Accounting Officer)
James M. Marischen

/s/ Adam T. Berlew	Director
Adam T. Berlew

/s/ Maryam S. Brown	Director
Maryam S. Brown

/s/ Michael W. Brown	Director
Michael W. Brown

/s/ Lisa L. Carnoy	Director
Lisa L. Carnoy

/s/ James P. Kavanaugh	Director
James P. Kavanaugh

/s/ Robert E. Grady	Director
Robert E. Grady

Signature	Title
/s/ Daniel J. Ludeman	Director
Daniel J. Ludeman

/s/ Maura A. Markus	Director
Maura A. Markus

/s/ David A. Peacock	Director
David A. Peacock

/s/ Thomas W. Weisel	Director
Thomas W. Weisel

/s/ Michael J. Zimmerman	Director
Michael J. Zimmerman